EXHIBIT 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

June 3, 2005

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

Re:	Spectrum Brands, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Spectrum Brands, Inc., a Wisconsin corporation (the “Company”), in connection with the issuance of up to $700,000,000 aggregate principal amount of the Company’s 7 3/8% Senior Subordinated Notes Due 2015 (the “Exchange Notes”) and related guarantees (the “Subsidiary Guarantees”) by the Subsidiary Guarantors (as defined below). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Company’s issued and outstanding 7 3/8% Senior Subordinated Notes Due 2015, together with the guarantees thereof by the Subsidiary Guarantors (the “Original Notes”), under the Indenture dated as of February 7, 2005, as amended by the Supplemental Indenture, dated as of May 3, 2005 (as so amended, the “Indenture”), among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and the Subsidiary Guarantors, as contemplated by the Registration Rights Agreement, dated as of February 7, 2005 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors, Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and ABN AMRO Incorporated.

AQ Holdings, Inc., Aquarium Systems, Inc., IB Nitrogen Inc., Jungle Talk International, Inc., Nu-Gro America Corp., Nu-Gro US Holdco Corporation, Nu-Gro Technologies, Inc., Perfecto Holding Corp., Perfecto Manufacturing, Inc., ROV Holding, Inc., Sylorr Plant Corp., Tetra Holding (US), Inc., United Industries Corporation, United Pet Group, Inc. and Willinger Bros., Inc., each a Delaware corporation and a wholly owned subsidiary of the Company, and Aquaria, Inc., Pets’ N People, Inc., ROVCAL, Inc. and Southern California Foam, Inc., each a California corporation and a wholly owned subsidiary of the Company, are collectively referred to herein as the “Select Subsidiary Guarantors.” Ground Zero, Inc. and Schultz Company, each a Missouri corporation and a wholly owned subsidiary of the Company, WPC Brands, Inc., a Wisconsin company and a

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June 3, 2005

wholly owned subsidiary of the Company, and DB Online, LLC, a Hawaii limited liability company and a wholly owned subsidiary of the Company, are collectively referred to herein as the “Other Subsidiary Guarantors.” The Select Subsidiary Guarantors and the Other Subsidiary Guarantors are collectively referred to herein as the “Subsidiary Guarantors.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; (v) the Certificate of Incorporation or Articles of Incorporation, as the case may be, of each Select Subsidiary Guarantor, certified as in effect on the date hereof; (vi) the By-Laws of each Select Subsidiary Guarantor, certified as in effect on the date hereof; (vii) the form of the Exchange Notes; and (viii) the form of the Subsidiary Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Select Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Select Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that all parties thereto (other than the Select Subsidiary Guarantors), had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and that, except to the extent expressly set forth below, such documents constitute valid and binding obligations of such parties. We have also assumed that the Company and each Other Subsidiary Guarantor is validly existing in good standing under the laws of its jurisdiction of incorporation and that the Company and each Subsidiary Guarantor has been duly organized and has complied with all aspects of applicable laws of all jurisdictions (including their respective jurisdictions of incorporation) in connection with the transactions contemplated by the Exchange Offer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors, public officials and others.

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June 3, 2005

Our opinion set forth herein is limited to the Delaware General Corporation Law, the California Corporation Code and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined-on Law or as to the effect of any such non-opined-on law on the opinions herein stated. To the extent our opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes and the Subsidiary Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. Additionally, we do not express any opinion as to the enforceability of the Subsidiary Guarantees to the extent that the same provide that the obligations of the Subsidiary Guarantors are unconditional irrespective of the validity, regularity or enforceability of the Exchange Notes or the Indenture or the effect thereof on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes and the Subsidiary Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes and related guarantees surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (a) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) each Subsidiary Guarantee will constitute a valid and binding obligation of the Subsidiary Guarantor that is a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms, except, in each case, with respect to the Exchange Notes and each Subsidiary Guarantee, to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder and the execution and delivery by each of the Subsidiary Guarantors of their respective Subsidiary Guarantees and the performance by each Subsidiary Guarantor of its obligations thereunder and under the Indenture do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed under Item 21(a) in Part II of the Registration Statement or listed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit

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June 3, 2005

that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP